UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 21, 2007 (December 9, 2007)
CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

China Public Security Technology, Inc. (the "Company") is filing this amendment (the "Amendment") to amend its current report on Form 8-K regarding the Share Purchase Agreement (the "Purchase Agreement") with Bocom Venture, Inc., as filed with the Securities and Exchange Commission on December 13, 2007 (the "Original Filing"). The purpose of the Amendment is to remove Item 2.01 which was inadvertently included in the Original Filing. The acquisition of Bocom Multimedia Display Company Limited has not yet been completed. Except for the cover page and this explanatory note, which has been updated, this Amendment continues to speak as of the original filing date and does not update the disclosures contained therein to reflect any events or results which occurred subsequent to the filing date of the original Form 8-K.

Item 1.01

Entry Into A Material Definitive Agreement.

On December 9, 2007, China Public Security Technology, Inc. (the "Company") and its wholly-owned subsidiary China Public Security Holdings Limited, a British Virgin Islands company ("CPSH"), entered into a Share Purchase Agreement (the "Purchase Agreement") with Bocom Venture Inc., a British Virgin Islands company ("Bocom Venture") for the purchase of Bocom Multimedia Display Company Limited, a Hong Kong company, and its wholly-owned Chinese subsidiary, Shenzhen Bocom Multimedia Display Technology Co. Ltd. ("Bocom Technology"), for a purchase price of $18,000,000. The Company is obligated to pay $9,000,000 (approximately HKD70,158,420) of the purchase price in cash by January 1, 2008, and $9,000,000 in 1,125,000 shares of the Company’s common stock (the "Shares"), valued at $8.00 per share, within 90 days of the closing of the Purchase Agreement. The closing is expected to occur on or before February 1, 2008.

The Purchase Agreement also contains a make good provision, pursuant to which, Bocom Venture pledged to return to CPSH or the Company 300,000 of the Shares if Bocom Technology does not attain an audited minimum after tax net income ("ATNI") of $2,200,000 for fiscal year 2008, and an additional 300,000 of the Shares if Bocom Technology does not attain an audited minimum ATNI of $2,860,000 for fiscal year 2009. If the audited ATNI of Bocom Technology for either 2008 and 2009, as reflected in its audited accounts prepared in compliance with United States generally accepted accounting principles, meets the respective thresholds for 2008 and 2009, then the pledged Shares for each such period will be released from the pledge whenever the applicable threshold is attained. However, if the audited ATNI for 2008 or 2009 fails to reach the applicable threshold, then Bocom Venture is obligated to transfer title to and deliver the applicable Shares to CPSH or the Company or to any other person(s) as CPSH or the Company may direct.

Other than with respect to this transaction, Bocom Venture has not had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

The foregoing summary of the material terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02

Unregistered Sales of Equity Securities.

The information pertaining to the Company’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The Shares of the Company’s common stock that will be issuable to Bocom Venture within 90 days of the closing of the Purchase Agreement will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue the Shares in reliance on the exemption from registration provided by Regulation S of the Securities Act. The Company’s reliance upon Regulation S was based upon the following factors: (a) Bocom Venture is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person, (b) Bocom Venture agreed not to offer or sell the Shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available and (c) Bocom Venture made its subscription from its offices at an address outside of the United States.

Item 9.01

Financial Statement and Exhibits.

(d)

Exhibits.

Number	Description

10.1

Share Purchase Agreement, dated as of December 9, 2007, by and among China Public Security Holdings Limited, Bocom Venture Inc., and the Company. (incorporation by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on December 13, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: December 21, 2007	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1

Share Purchase Agreement, dated as of December 9, 2007, by and among China Public Security Holdings Limited, Bocom Venture Inc., and the Company. (incorporation by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on December 13, 2007).